UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 22, 2012

Commission file numbers:

SunGard Capital Corp. 000-53653

SunGard Capital Corp. II 000-53654

SunGard Data Systems Inc. 1-12989

SunGard® Capital Corp.

SunGard® Capital Corp. II

SunGard® Data Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3059890
Delaware	20-3060101
Delaware	51-0267091
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company determined that its financial statements for the quarter ended September 30, 2011, which were included in its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2011, should no longer be relied upon because the Company should have reflected a $133 million deferred income tax provision in the reported third quarter 2011 results of discontinued operations related to the book-over-tax basis difference of its Higher Education (“HE”) subsidiary, which was sold in January 2012. The error has no impact on the amount of income tax the Company will pay in connection with the sale of its HE subsidiary nor does it change the amount of income tax the Company will ultimately recognize for accounting purposes. The error affects only the timing of when that income tax expense is recognized in the statement of operations.

The Company discussed the error with its independent registered public accounting firm PricewaterhouseCoopers LLP and the Audit Committee of the Company’s Board of Directors. On January 22, 2012, the Audit Committee concluded, based on management’s recommendations and a discussion with PricewaterhouseCoopers LLP, that the unaudited interim consolidated financial statements as of and for the three-months and nine-months ended September 30, 2011 should be restated. The September 30, 2011 financial statements will be adjusted to reflect the recognition of deferred income taxes related to the book-over-tax basis difference of its HE subsidiary. The adjustment impacts the balance sheet as of September 30, 2011 and the periods ended September 30, 2011. Financial statements issued prior to the September 30, 2011 Form 10-Q are not impacted by this restatement.

The adjustment will not impact revenue, income from continuing operations, cash and cash equivalents, cash flow, Adjusted EBITDA, cash income taxes (including taxes incurred from the sale of the Company’s HE subsidiary) or any of the Company’s debt covenants. The adjustment will decrease income from discontinued operations net of tax by $133 million and increase net loss, current liabilities, total liabilities and accumulated deficit by $133 million. The change will decrease stockholder’s equity by $133 million.

The Company anticipates filing an amendment to its Form 10-Q for the quarter ended September 30, 2011 to reflect the corrections to its consolidated financial statements immediately following the filing of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD CAPITAL CORP.
SUNGARD CAPITAL CORP. II

Date: January 23, 2012	By:	/s/ Robert F. Woods
Robert F. Woods
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD DATA SYSTEMS INC.

Date: January 23, 2012	By:	/s/ Robert F. Woods
Robert F. Woods
Senior Vice President-Finance and Chief Financial Officer